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Exhibit 10.8

SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

        THIS AGREEMENT is made by and between Provident Bank of Maryland, a Maryland corporation ("Provident") and Peter M. Martin ("Executive").

RECITALS

        A.    This Agreement's purpose is to provide certain supplemental retirement and death benefits to the Executive and his surviving spouse in consideration of his services to Provident.

        B.    This Agreement has been approved on Provident's behalf by resolution of the Compensation Committee of Provident's Board of Directors.

        NOW, THEREFORE, Provident and the Executive agree as follows:

        1.    Retirement Income:    Beginning at the Executive's Termination Date, Provident shall pay to the Executive a monthly benefit (the "Supplemental Benefit") for the Executive's life equal to:

            (i)    70% of the Executive's Final Salary, reduced by both his Social Security Benefit and his highest monthly age 65 benefit accrued under the Provident Pension Plan;

            (ii)  multiplied by the ratio (not to exceed 1) of his years (and any fractional year) of employment by Provident over 25 years.

        Each monthly Supplemental Benefit payment (whether payable before or after his Normal Retirement Date) is to be reduced by 3% for each full year (with a proportionate reduction for any partial year) by which Executive's Termination Date precedes his Normal Retirement Date.

        2.    Spouse's Death Benefit:

        If the Executive dies after his 55th birthday and before he has received 180 monthly Supplemental Benefit payments, Provident shall pay to his surviving spouse a monthly Spouse's Benefit beginning at the Executive's death and continuing until the earlier of the surviving spouse's death or until the combined number of monthly payments under this Agreement received by the Executive and his spouse equals 180. Each monthly Spouse's Benefit payment is to be equal to the Supplemental Benefit payment that the Executive would have received if he were still living at the date that spouse's payment is to be made and, where the Executive dies without having received any Supplemental Benefits, determined as if his Supplemental Benefits began on the date of his death.

        3.    Funding:    Provident's obligations under this Agreement shall not be secured in any manner. No asset of Provident shall be placed in trust or in escrow or otherwise physically or legally segregated for the benefit of the Executive or his spouse, and the eventual payment of the payments described in this Agreement to the Executive, his spouse or any other person shall not be secured to him or them by the issuance of any negotiable instrument or other evidence of indebtedness of Provident. Neither the Executive, his spouse, nor any other person shall be deemed to have any property interest, legal or equitable, in any specific asset of Provident, and, to the extent that any person acquires any right to receive payments under this Agreement, that right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of Provident.

        4.    Assignment:    No payments, benefits or rights under this Agreement shall be subject in any manner to anticipation, sale, transfer, assignment, mortgage, pledge, encumbrance, charge or alienation by the Executive, his spouse or any other person who could or might possibly receive payments under this Agreement. In the event of any attempted assignment, alienation, encumbrance or transfer, Provident shall have no further liability under this Agreement.

        5.    Amendment and Termination:    This Agreement may be amended or terminated at any time and in any respect by the written agreement of Provident and the Executive. Provident's Board of Directors may amend or terminate this Agreement at any time without the Executive's consent by advance written notice delivered to the Executive, provided that the Board may not unilaterally: (i) reduce or modify the Executive's accrued benefit determined as of the date written notice of the amendment or termination is received by the Executive or (ii) amend or terminate this Agreement in any respect after a Change in Control has occurred. The Executive's accrued benefit as of any date is the vested Supplemental Benefit (and spouse's Death Benefit) that he and his spouse would receive, under this Agreement, if that date were his Termination Date (but the Supplemental Benefit payments are to be deferred until his actual Termination Date occurs, without actuarial increase).

        6.    Vesting.    No benefits are to be payable under this Agreement to the Executive or his spouse if the Executive's Termination Date occurs before his 55th birthday.

        7.    Other Retirement Benefits:    This Agreement supersedes any other plan or agreement adopted prior to this Agreement that provides retirement benefits to the Executive, except (i) any retirement or other deferred compensation plan intended to qualify under Section 401 of the Internal Revenue Code of 1986, (ii) any plan or agreement that expressly provides that its benefits are not to be superseded by this Agreement and (iii) any nonqualified plan or agreement to which the Executive has made contributions directly or by salary reduction.

        8.    Construction:    This Agreement shall be construed according to the laws of Maryland, except where superseded by Federal law. Use of the masculine gender includes the feminine gender, use of the singular case includes the plural, and vice versa. The invalidity of any portion of this Agreement shall not invalidate the remainder of the Agreement, which shall continue in full force and effect. The Supplemental Benefits and the Spouse's Benefits are to be payable in the same manner as salary payments are made by Provident to its executives. All payments are subject to applicable withholding and other taxes required by law.

        9.    Successors:    This Agreement shall be binding upon the Executive and Provident and their successors, assigns, heirs, executors and beneficiaries.

        10.    Definitions:    When used in this Agreement, the following terms have the meanings indicated below, unless a different meaning is clearly indicated by the context:

        "Change in Control" means the occurrence of either of the following events: (1) a change of a nature that would be required to be reported, by persons or entities subject to the reporting requirements of Section 13(d) of the Securities and Exchange Act of 1934 (hereinafter called the "Exchange Act"), in Schedule 13D of Regulation 13D-G, or any successor provisions thereto, promulgated under the Exchange Act; provided that a Change in Control shall be deemed to have occurred only if (a) any "person" (as that term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 issued under the Exchange Act, directly or indirectly, of securities of Parent or Provident representing ten percent (10%) or more of the combined voting power of Parent's or Provident's then outstanding securities; and (b) at any time during the period of thirty-six (36) months subsequent to the ownership change described above, individuals who at the beginning of such period constitute Parent's Board or Provident's Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by Parent's (or Provident's) shareholders, of each new Director was approved by a vote of at least two-thirds of the Directors still in office who were Directors at the beginning of such thirty-six (36) month period; or (2) any "person", as described above, is or becomes the "beneficial owner," directly or indirectly, of securities of Parent or Provident representing forty percent (40%) or more of the combined voting power of the Parent's or Provident's then outstanding securities. "Parent" means Provident Bankshares, Inc.

        "Final Salary" means the monthly equivalent of the Executive's highest rate of base annual salary earned by him from Provident, before salary reductions elected by the Executive.

        "Normal Retirement Date" means the Executive's 65th birthday.

        "Social Security Benefit" means the monthly equivalent of the estimated primary insurance amount (PIA) which the Executive is or will be entitled to receive as a Social Security benefit beginning at his Normal Retirement Date, based on the Social Security Act and benefit levels in effect on the earlier of his Normal Retirement Date or his Termination Date and assuming he earned no wages subject to Social Security after the earlier of his Normal Retirement Date of his Termination Date.

        "Termination Date" means the date that the Executive's employment by Provident terminates for any reason, voluntarily or involuntarily, after his 55th birthday.

        IN WITNESS WHEREOF, the Executive and Provident have entered into this Agreement, effective as of January 29, 1990.

ATTEST:	PROVIDENT BANK OF MARYLAND
/s/ George S. Ingalls	By:	/s/ J. Patrick Peters
Secretary	Its	Senior Vice President—Human Resources

[Corporate Seal]

WITNESS:	EXECUTIVE

/s/ Anne M Smith	/s/ Peter M. Martin Peter M. Martin

THIRD AMENDMENT
SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

        This Amendment is made by and between Provident Bank of Maryland ("Provident") and Peter M. Martin ("Executive").

Recitals

A.		Provident and Executive entered into the Supplemental Retirement Income Agreement (the "Agreement"), effective as of February 12, 1990;
B.		Section 5 of the Agreement provides, in pertinent part, that the Agreement may be amended at any time by the written agreement of Provident and Executive;
C.		Provident and Executive first amended the Agreement effective as of January 1, 1993;
D.		Provident and Executive amended the Agreement for a second time effective as of October 19,1994;
E.		Provident and Executive desire to again amend the Agreement.
NOW, THEREFORE, effective as of the date this amendment is executed by Provident and Executive, Provident and Executive agree to amend Section 1 of the Agreement to read, in its entirety, as follows:
	"1.	Retirement Income: Beginning at Executive's Termination Date, Provident shall pay to Executive a monthly benefit (the "Supplemental Benefit") for Executive's life equal to 72.3% of:
(a) 70% of Executive's Final Salary, reduced by both his Social Security Benefit and his highest monthly age 65 benefit accrued under the Provident Pension Plan;
(b) Multiplied by the ratio (not exceed 1) of (i) divided by (ii) where:
(i) (A) Equals his years (and any fractional year) of employment with Provident; plus
(B) The number of years since the onset of any long-term disability (as described in the Provident Pension Plan) but not to exceed 5 and not to include any year credited in item subsection (i)(A). No years(s) shall be credited under this subsection (i)(B) after Executive dies or retires; and
(ii) Equals 25.
At the end of the fifth year after Executive incurs a disability (as describe in the Provident Pension Plan), his employment will be terminated and he will receive benefits under this Agreement.

Each monthly Supplemental Benefit payment (whether payable before or after his Normal Retirement Date) is to be reduced by 3% for each full year (with proportionate reduction for any partial year) by which Executive's Termination Date precedes his Normal Retirement Date.

Executive may make an irrevocable election, on a form provided by Provident, to receive a lump sum benefit equal to the actuarial present value (as described in the Provident Pension Plan) of benefits due under this Agreement if such benefits become due following a Change in Control."

        IN WITNESS WHEREOF, Executive and Provident have executed this Agreement, effective as of the date shown below.

ATTEST:	PROVIDENT BANK OF MARYLAND
/s/ Robert L. Davis	By:	/s/ Jeanne M. Uphouse
Secretary	Its:	Managing Director—Human Resources
	Date:	June 10, 1998

WITNESS:	EXECUTIVE

/s/ Robert L. Davis	/s/ Peter M. Martin

QuickLinks

  Exhibit 10.8
SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
RECITALS
THIRD AMENDMENT SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
Recitals